Exhibit 10.18

INDEMNITY AND GUARANTY AGREEMENT
(SPRINGHILL SUITES)

THIS INDEMNITY AND GUARANTY AGREEMENT (this "Agreement"), made as of October 1, 2015 by CONDOR HOSPITALITY TRUST, INC., a Maryland corporation ("Guarantor"), having an address at c/o Condor Hospitality Trust, Inc.,  1800 W. Pasewalk Avenue, Suite 200,  Norfolk, NE  68701,  in favor of LMREC 2015-CRE1, INC, a Delaware corporation ("Lender"), having an address at 350 South Beverly Drive, Suite 300, Beverly Hills, California 90212.  Initially capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, PHG San Antonio, LLC,  a Georgia limited liability company ("Original Borrower"), executed that certain Promissory Note dated as of April 21, 2014 (as amended from time to time, the "Note"), payable to the order of LMREC III Holdings III, Inc., a Delaware corporation (“Original Lender”),  in the original principal amount of Eleven Million Two Hundred Twenty Thousand Dollars ($11,220,000) (the "Loan"); and

WHEREAS, the repayment of the Note and the repayment of Original Borrower’s obligations under the Loan Documents are secured, inter alia, by that certain Deed of Trust, Security Agreement and Financing Statement  dated as of April 21, 2014, from Original Borrower, as trustor, to Cyrus N. Ansari, Esq., as trustee, for the benefit of Original Lender, as beneficiary, recorded in the Official Records of Bexar County, Texas (the “Official Records”) on April 22, 2014, as Instrument No. 20140064332 (as amended from time to time, the "Security Instrument"), encumbering that certain real property (the "Land") situated in the City of San Antonio, State of Texas, as is more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the buildings, structures and other improvements now or hereafter located thereon (collectively, the "Improvements") (the Land and the Improvements being hereinafter collectively referred to as the "Property");

WHEREAS, prior to the date hereof, all of Original Lender’s right, title and interest in and to the Loan and the Loan Documents have been assigned to Lender;

WHEREAS, on or about the date hereof, subject to the provisions of that certain Assignment and Assumption of Deed of Trust and Other Loan Documents and Modification Agreement dated of even date herewith (the “Assignment and Assumption Agreement”) by and between CDOR San Spring, LLC, a Delaware limited liability company (“CDOR”), and TRS San Spring, LLC, a Delaware limited liability company  (“TRS” and, together with CDOR, individually and collectively referred to herein as “Borrower”), Guarantor, Original Borrower, Jatin Desai, an individual, Mitul Patel, an individual, and Gregory M. Friedman, an individual, and Lender, (i) Original Borrower granted, conveyed, transferred and assigned unto Borrower, all of Original Borrower’s right, title, interest, benefits, burdens and obligations in, to and under the Property, and (ii) Original Borrower assigned to, and Borrower assumed, all of Original Borrower’s right, title, interest, benefits, burdens and obligations in, to and under the Loan Documents pursuant to the Assignment and Assumption Agreement.  The Note, Security Instrument and each of the other

LM[Springhill Suites]

Loan Documents, shall mean and refer to the Note, Security Instrument and each of the other Loan Documents as further modified by the Assignment and Assumption Agreement;

WHEREAS, as a condition to consenting to the assignment and assumption of the Loan, Lender has required that Guarantor indemnify Lender from and against and guarantee payment to Lender of only those items described herein; and

WHEREAS, the consent to the assignment and assumption of the Loan is of substantial benefit to Guarantor and, therefore, Guarantor desires to indemnify Lender from and against and guarantee payment to Lender of only those items described herein.

NOW, THEREFORE, to induce Lender to consent to the assignment and assumption of the Loan and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees for the benefit of Lender, as follows:

1.Indemnity and Guaranty.  Guarantor hereby assumes liability for, hereby guarantees payment to Lender of, hereby agrees to pay, protect, defend (at trial and appellate levels) with attorneys, consultants and experts acceptable to Lender, and save Lender harmless from and against, and hereby indemnifies Lender from and against any and all liabilities, obligations, losses, damages, costs and expenses (including without limitation, reasonable attorneys' fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (collectively, "Costs") which may accrue from and after the Effective Date (as such term is defined in the Assignment and Assumption Agreement) and which may at any time from and after the Effective Date be imposed upon, incurred by or awarded against Lender as a result of the occurrence of any of the following from and after the Effective Date (regardless of whether Borrower is liable therefor pursuant to the terms of the Note):

(a)for all obligations set forth in the Loan Documents, including without limitation the payment of all principal, interest, and other amounts under the Note, upon any fraud or intentional misrepresentation by Borrower or Guarantor, or any principals, officers, or managers of Borrower or Guarantor or any agent or employee or any other person authorized to make statements, representations or disclosures on behalf of Borrower, the manager of Borrower or Guarantor; provided, however, that any such fraud or intentional misrepresentation by Borrower’s agents, employees or third parties shall not result in liability under this paragraph (A) unless the agent, employee or other third party was acting within the scope of his or her authority or at the direction of Borrower or Guarantor,  or any of their respective principals, officers or managers;

(b)for any and all Losses (as defined below) incurred or suffered by Lender and arising out of or in connection with the intentional failure to disclose a material fact in connection with (i) the Loan Assumption (as defined in the Assignment and Assumption Agreement), (ii) the Loan, (iii) the Property, or (iv) any documents, instruments, statements, certificates or other information submitted (whether submitted orally or in writing) to Lender (at any time) in connection with any of the foregoing, in each case by Borrower or Guarantor, or any principals, officers, managing members or managers of Borrower or Guarantor or any agent, or employee or any other person authorized to make statements, representations or disclosures on behalf of Borrower or Guarantor,  the managing member or manager of Borrower or Guarantor;

provided, however, that any such intentional failure to disclose a material fact by Borrower’s or Guarantor’s agents, employees or third parties shall not result in liability under this paragraph (A) unless the agent, employee or other third party was acting within the scope of his or her authority or at the direction of Borrower or Guarantor,  or any of their respective principals, officers, managing members or managers;

(c)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, upon any intentional misapplication or any misappropriation of any proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property which, under the terms of the Loan Documents, should have been delivered to Lender; provided, however, that any such intentional misapplication or any misappropriation of any proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property shall not result in liability under this paragraph (c) unless Borrower fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.   Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (c) for the payment of Yield Maintenance in the event Borrower transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(d)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, upon any intentional misapplication or any misappropriation of any proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them which, under the terms of the Loan Documents, should have been delivered to Lender; provided, however, that any such intentional misapplication or any misappropriation of any proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them shall not result in liability under this paragraph (d) unless Borrower fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.   Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (d) for the payment of Yield Maintenance in the event Borrower transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(e)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, upon any intentional misapplication or any misappropriation of any Tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with Leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable Lease or other agreement; provided, however, that any such intentional misapplication or any misappropriation of any Tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with Leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable Lease or other agreement shall not result in liability under this paragraph (e) unless Borrower fails to apply funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) in accordance with the terms of the applicable Lease or other agreement on or before fifteen (15) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.   Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (e) for the payment of Yield Maintenance in the event Borrower transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(f)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, upon any intentional misapplication or any misappropriation (including failure to turn over to Lender on demand following an Event of Default) of (i) Rents and Profits collected in advance, (ii) any funds disbursed to Borrower from the Reserves, (iii) funds held by Borrower for the benefit of another party, or (iv) any other funds due Lender under the Loan Documents; provided, however, that any such intentional misapplication or any misappropriation of (i) Rents and Profits collected in advance, (ii) any funds disbursed to Borrower from the Reserves, (iii) funds held by Borrower for the benefit of another party, or (iv) any other funds due Lender under the Loan Documents shall not result in liability under this paragraph (f) unless Borrower fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.   Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (f) for the payment of Yield Maintenance in the event Borrower transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(g)for any and all Losses incurred or suffered by Lender and arising out of or in connection with the failure to apply all Rents and Profits received or collected by or on behalf of Borrower to the payment of actual operating expenses then due and payable of the Property and, thereafter, to the payment of principal, interest and other amounts then due and payable under this Note and the other Loan Documents, provided that the foregoing shall not limit Borrower’s right to make distributions to its members or constituent owners following the payment of all operating expenses then due and payable and all amounts then due and payable under the Note and other Loan Documents so long as no Event of Default shall have occurred and continue to exist;

(h)for any and all Losses incurred or suffered by Lender and arising out of or in connection with (i) waste committed on the Property by, or damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or Guarantor or any of Borrower's or Guarantor’s principals, officers, partners, members or managers, or any agent or employee of Borrower or Guarantor or any of Borrower’s or Guarnator’s principals, officers, partners, members or managers, or (ii) any removal of the Property (or any portion thereof) in violation of the terms of the Loan Documents;

(i)for any and all Losses incurred or suffered by Lender and arising out of or in connection with Borrower’s failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, except (1) with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments, and not applied by Lender to pay such taxes and assessments, and (2) as to any other lienable event, to the extent (x) adequate security therefor has been posted by Borrower, or (y) funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically to address such event, and not applied by Lender in accordance with the terms of the Security Instrument; provided, however, that any such failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents shall not result in liability under this paragraph (i) unless Borrower fails to pay (from funds other than those generated from the operation of the Property) such valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents on or before ten (10) days after the earlier to occur of (i) Borrower’s discovery, or (ii) receipt of written notice from Lender, of such failure to pay.  Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (i) related to any valid taxes or assessments accruing from and after the date which is sixty (60) days after the date Borrower offers in writing to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender;

(j)for all obligations and indemnities of Borrower under the Loan Documents (including, without limitation, the Hazardous Substances Indemnity Agreement) relating to Hazardous Substances or compliance with Environmental Laws to the full extent of any Losses (including, but not limited to, those resulting from diminution in value of any Property) incurred or suffered by Lender and arising out of or in connection with the existence of such Hazardous Substances or failure to comply with Environmental Laws; provided that Guarantor shall have no liability for any Losses or other obligations of Borrower under the Loan Documents arising from Hazardous Substances which are initially placed at, on, about, in, under or within the Property after Lender (or its assignee or designee) or any bona fide third party purchaser takes title to the Property by foreclosure or deed in lieu of foreclosure;

(k)for all obligations set forth in the Loan Documents, including without limitation the payment of all principal, interest, and other amounts under the Note, in the event of any violation of Section 1.36,  Section 1.37 or Section 1.38 of the Security Instrument; provided, however, that certain violations of Section 1.36 of the Security Instrument shall not result in liability under this paragraph (k) provided such violations are unintentional violations of a nature that (i) are susceptible to cure (which shall be determined in Lender’s sole but reasonable discretion), (ii) are cured on or before ten (10) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such violation, and (iii) do not result in the substantive consolidation of Borrower with any other person and/or entity;

(l)for all obligations set forth in the Loan Documents, including without limitation the payment of all principal, interest, and other amounts under the Note, in the event of any violation of Section 1.16 of the Security Instrument;

(m)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, (i) if Borrower shall voluntarily file a petition under Title 11 of the U.S. Code (the "Act"), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or (ii) if Borrower shall file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or (iii) if Borrower shall fail to seek dismissal within ninety (90) days of the filing of any such involuntary proceeding, or fail to obtain a vacation of any such involuntary proceeding within one hundred fifty (150) days of the filing of such involuntary proceeding, or (iv) if any affiliate of Borrower initiates or joins in any such involuntary proceeding against Borrower, or (v) if Borrower shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Borrower or Borrower's property, or (vi) if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or (viii) if Borrower shall make an assignment for the benefit of Borrower's creditors, or (viii) if there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) days; provided, however, that the occurrence of the events described in clause (iii) of this paragraph (m) shall not result in liability under this paragraph (m) provided Borrower, prior to the filing of any such involuntary proceeding, has offered to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(n)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under the Note, upon any action by Borrower or Guarantor under any indemnity or guaranty executed in connection with the Loan which prevents Lender from lawfully taking possession of the Property after an Event of Default, unless a court of competent jurisdiction shall finally determine that any such action was reasonably taken in a good faith effort to assure Lender complied with Lender’s obligations under the Loan Documents and applicable law;

(o)for any and all Losses incurred or suffered by Lender and arising out of or in connection with any (i) moving or changing of the terms of the Account (as defined in the Lockbox Agreement) to a financial institution other than the Depository (as defined in the Lockbox Agreement) without Lender's prior written approval, or (ii) failing to deposit all funds received from the operation of the Property or otherwise derived from the Borrower's ownership of the Property into such lockbox account; provided, however, that the commitment of any of the acts referenced in this paragraph (o) shall not result in liability under this paragraph (o) unless (1) in the case of any act referenced in subparagraph (i) of this paragraph (o), Borrower fails to obtain Lender’s approval within ten (10) days after such move or change, and (2) in the case of any act referenced in subparagraph (ii) of this paragraph (o), Borrower fails to deposit funds (in an amount equal to the funds not so deposited, from funds other than those generated from the operation of the Property) with Lender on or before ten (10) days after the earlier to occur of (x) Borrower’s discovery, or (y) receipt of written notice from Lender, of such failure to deposit;

(p)for any and all Losses incurred or suffered by Lender arising out of or in connection with the payment of all employees' wages, accrued vacation pay, holiday pay, sick leave, bonuses, severance obligations, pension benefits and other benefits, including without limitation, any COBRA rights, earned by and due to or accrued to employees at the Property as of the day prior to the date Lender, or its affiliate, takes title to the Property through a foreclosure under the Security Instrument, or deed in lieu of foreclosure, together with FICA, unemployment and other taxes and benefits due from any employer of such employees, and including COBRA benefits that are due to employees of Borrower that the current hotel manager does not hire upon the date of foreclosure or deed in lieu of foreclosure.  Notwithstanding anything to the contrary contained herein, Guarantor shall have no liability under this paragraph (p) related to payments or rights earned by and due to or accrued to employees at the Property and the taxes or other benefits due from an employer of such employees in association therewith accruing from and after the date which is sixty (60) days after the date Borrower offers in writing to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion; and

(q)for any and all Losses incurred or suffered by Lender arising out of or in connection with that certain Master Lease Agreement dated as of October 1, 2015, by and between CDOR San Spring, LLC, a Delaware limited liability company, as landlord, and TRS San Spring, LLC, a Delaware limited liability company, as tenant (the “Master Lease”), or a breach by any party under the Master Lease, or any material modification of the Master Lease (except as permitted by the Loan Documents) or termination of the Master Lease (except as permitted by the Loan Documents).

As used in this Section 1, "Losses" shall mean and include any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgment, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damage, of whatever kind or nature (including without limitation, reasonable attorneys' fees) expressly excluding, however, any of the foregoing resulting from Lender’s gross negligence or willful misconduct.

This is a guaranty of payment and performance and not of collection.  The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the genuineness, validity or enforceability of the Note, the Security Instrument, or any other Loan Document, or the pursuit of any remedies against Borrower or any other person or entity (including, without limitation, other guarantors, if any), nor against the collateral for the Loan.  Guarantor waives any right to require that an action be brought against Borrower or any other person or entity or to require that resort be had to any collateral for the Loan or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person or entity.  In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Borrower shall be relieved of or fail to incur any debt, obligation or liability as provided in the Loan Documents, Guarantor shall nevertheless be fully liable therefor.  In the event of a default under the Loan Documents, which is not cured within any applicable grace or cure period, Lender shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Loan) thereunder or hereunder, in any order, and all rights, powers and remedies available to Lender in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity.  If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Lender, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

2.Indemnification Procedures.

(a)If any action shall be brought against Lender based upon any of the matters for which Lender is indemnified hereunder, Lender shall notify Guarantor in writing thereof and Guarantor shall promptly assume the defense thereof, including, without limitation, the employment of counsel (including all paralegals, legal assistants and other paraprofessionals) acceptable to Lender and the negotiation of any settlement; provided, however, that any failure of Lender to notify Guarantor of such matter shall not impair or reduce the obligations of Guarantor hereunder.  Lender shall have the right, at the expense of Guarantor (which expense shall be included in Costs), to employ separate counsel in any such action and to participate in the defense thereof.  In the event Guarantor shall fail to discharge or undertake to defend Lender against any claim, loss or liability for which Lender is indemnified hereunder, Lender may, at its sole option and election, defend or settle such claim, loss or liability.  The liability of Guarantor to Lender hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Lender in effecting such settlement.  In such event, such settlement consideration, costs and expenses shall be included in Costs and Guarantor shall pay the same in accordance with Section 2(c) hereof.  Lender's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for Lender.

(b)Guarantor shall not, without the prior written consent of Lender: (i) settle or compromise any action, suit, proceeding or claim relating to an indemnified obligation or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of a full and complete written release of Lender and the Property (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim relating to an indemnified obligation in any manner that may adversely affect Lender or the Property or obligate Lender to pay any sum or perform any obligation (as determined by Lender in its sole discretion).

(c)All Costs shall be immediately reimbursable to Lender when and as incurred and, in the event of any litigation, claim or other proceedings, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceedings, and Guarantor shall pay to Lender any and all Costs within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice.  In addition to any other remedy available for the failure of Guarantor to periodically pay such Costs, such Costs, if not paid within said ten (10)

day period, shall bear interest at the Default Interest Rate (as defined in the Note and such costs and interest shall be additional indebtedness of Borrower secured by the Security Instrument and by the other Loan Documents securing all or part of the Loan).

3.Reinstatement of Obligations.  If at any time all or any part of any payment made by Guarantor or received by Lender from Guarantor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or Borrower), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by Lender, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

4.Waivers by Guarantor.  To the extent permitted by law, Guarantor hereby waives and agrees not to assert or take advantage of:

(a)Any right to require Lender to proceed against Borrower, any separate entity that makes up Borrower or, if Borrower is a limited liability company, any member of Borrower or any other indemnitor or guarantor of the indebtedness and obligations guaranteed hereby or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power or under any other agreement before proceedings against Guarantor hereunder;

(b)The defense of the statute of limitations in any action hereunder;

(c)Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceedings) of any other person or entity;

(d)Demand, presentment for payment, notice of nonpayment, intent to accelerate, acceleration, protest, notice of protest and all other notices of any kind (except to the extent expressly provided in the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or of Guarantor or on the part of any other person or entity whatsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender;

(e)(i) Any defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the indebtedness evidenced by the Note) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Agreement) to proceed against Borrower for reimbursement, or both, and (ii) any and all rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of Guarantor under this Agreement pursuant to the antideficiency or other laws of the State of Texas limiting or discharging Borrower's indebtedness; evidenced by the Note and secured, in part, by the Security Instrument;

(f)Any right or claim or right to cause a marshaling of the assets of Guarantor;

(g)Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(h)Any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower or the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

(i)Any lack of notice of disposition or of manner of disposition of any collateral for the Loan;

(j)Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(k)Any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(l)Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of Lender's rights, whether now or hereafter required, which Lender may have against Guarantor or the collateral for the Loan;

(m)Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(n)Any action, occurrence, event or matter consented to by Guarantor under Section 4(h) hereof, under any other provision hereof, or otherwise;

(o)Any and all benefits and defenses under any applicable law which would limit Guarantor’s liability if Borrower had no liability at the time of execution of the Note, the Security Instrument or any other Loan Document, or thereafter ceases to be liable;

(p)Any and all benefits and defenses under any applicable law which, if Guarantor had not given this waiver, would otherwise prohibit Guarantor’s liability from being larger in amount and more burdensome than that of Borrower;

(q)Principles or provisions of law, statutory or otherwise, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor;

(r)Any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder;  and

(s)Without limiting any of the foregoing, any and all rights Guarantor may have under, and any requirements imposed by (i) Chapter 34 of the Texas Business & Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, and (iv) §§51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Security Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Agreement.  Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances.  Guarantor expressly waives to the maximum extent permitted by law any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure.  Without limiting the generality of the foregoing, Guarantor hereby expressly waives, to the maximum extent permitted by law, any and all benefits under (i) any applicable laws which, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale, (ii) any applicable laws which, if Guarantor had not given this waiver, would otherwise limit Lender's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively, and (iii) any applicable laws which, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency.  Notwithstanding any foreclosure of the lien of the Security Instrument, whether by the exercise of the power of sale contained in the Security Instrument, by an action for judicial foreclosure or by Lender's acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Agreement.  Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligations are secured by real property.  This means, among other things:

(1)Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or others; and

(2)If Lender forecloses on any real property collateral pledged by Borrower or others:  (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because Borrower's obligations are secured by real property.

5.General Provisions.

(a)Fully Recourse.  All of the terms and provisions of this Agreement are recourse obligations of Guarantor and not restricted by any limitation on personal liability set forth in any Loan Document.

(b)Unsecured Obligations.  Guarantor hereby acknowledges that Lender's appraisal of the Property is such that Lender is not willing to accept the consequences of the inclusion of Guarantor’s indemnity set forth herein among the obligations secured by the Security Instrument and the other Loan Documents and that Lender would not consent to the assignment and assumption of the Loan but for the unsecured personal liability undertaken by Guarantor herein.  Guarantor further hereby acknowledges that even though the representations, warranties, covenants or agreements of Guarantor contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Borrower set forth in the Security Instrument and secured thereby, the obligations of Guarantor under this Agreement are not secured by the lien of the Security Instrument or the security interests or other collateral described in the Security Instrument or the other Loan Documents, it being the intent of Lender to create separate obligations of Guarantor hereunder which can be enforced against Guarantor without regard to the existence of the Security Instrument or other Loan Documents or the liens or security interests created therein.

(c)No Subrogation; No Recourse Against Lender.  Notwithstanding the satisfaction by Guarantor of any liability hereunder, until such time as the Loan has been fully and indefeasibly repaid, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of Lender's right, title and interest in all collateral or security for the Loan, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the indebtedness evidenced by the Note could be deemed a preference under the United States Bankruptcy Code, Guarantor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Borrower or to any collateral for the Loan.  In connection with the foregoing, Guarantor expressly waives, until such time as the Loan has been fully and indefeasibly repaid, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of Lender's right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the indebtedness evidenced by the Note could be deemed a preference under the United States Bankruptcy Code, any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower, and any right to participate in any collateral for the Loan.  In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Loan; provided, however, that so long as there does not exist a Default or Event of Default, a distribution of profits on a return of capital made by Borrower which may ultimately be received by Guarantor shall not be deemed to be indebtedness of, or payment of principal and interest from, Borrower.  Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Agreement or under the provisions of any of the Loan Documents.

(d)Reservation of Rights.  Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(e)Financial Statements; Net Worth.  Guarantor hereby agrees, as a material inducement to Lender to consent to the assignment and assumption of the Loan to Borrower, to furnish, from time to time to Lender promptly within thirty (30) days of demand by Lender, but not more frequently than once per calendar quarter unless an Event of Default shall exist, (1) current and dated financial statements detailing the assets and liabilities of Guarantor certified by Guarantor, in form and substance acceptable to Lender, together with a certificate from Guarantor that no material adverse change in the financial statement and net worth of Guarantor has occurred since the date of such statement, and (2) copies of the most recently filed tax returns of Guarantor.  Guarantor hereby warrants and represents unto Lender that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Lender with respect to Guarantor did or will at the time of such delivery fairly and accurately present in all material respects the financial condition of Guarantor.  Guarantor hereby agrees, for the benefit of Lender:  (i) to maintain, from and after the date of execution of this Agreement and thereafter throughout the term of the Loan, a net worth of at least Five Million Dollars ($5,000,000) (Two Hundred Fifty Thousand Dollars ($250,000) of which shall at all times during the term of the Loan be held in cash and/or marketable securities or be available for immediate draw under Guarantor’s credit line) in the aggregate (the "Minimum Net Worth"), as evidenced by tax returns and financial statements certified by Guarantor; (ii) to cause such financial statements for Guarantor to be prepared for each calendar year commencing with the calendar year 2014 and delivered to Lender promptly following the end of each such calendar year, together with a certificate from Guarantor that no material adverse change in the financial statements and net worth of Guarantor has occurred since the date of such statement; and (iii) to notify Lender within ten (10) days after Guarantor becomes aware that Guarantor has failed to maintain the Minimum Net Worth as set forth above.  Any breach of this Section shall be deemed an Event of Default under the Security Instrument;  provided, however, that the failure to maintain the Minimum Net Worth set forth above shall not give rise to an Event of Default if, within thirty (30) days after Gurantor fails to maintain such Minimum Net Worth, Guarantor replaces any existing Guarantor with a new guarantor or adds a new guarantor(s) (in each case individually and colelctively referred to herein as, a “Replacement Guarantor”), which Replacement Guarantor shall (i) have a net worth, which together with the net worth of the other Guarantor(s) is equal to or greater than the Minimum Net Worth in the aggregate, as evidenced by financial statements certified by such Replacement Guarantor, (ii) has the reputation and standing in the community as of the date of such replacement or addition contemplated herein, that is at least equal to the reputation and standing of the existing Guarantor as of the effective date of this Agreement and (iii) be otherwise satisfactory to Lender in its sole but reasonable discretion.

(f)Rights Cumulative; Payments.  Lender's rights under this Agreement shall be in addition to all rights of Lender under the Note, the Security Instrument and the other Loan Documents.  Further, payments made by Guarantor under this Agreement shall not reduce in any respect Borrower's obligations and liabilities under the Note, the Security Instrument and the other Loan Documents.

(g)No Limitation on Liability.  Guarantor hereby consents and agrees Lender may at any time and from time to time without further consent from Guarantor do any of the following events, and that the liability of Guarantor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Guarantor or with or without consideration:  (i) any extensions of time for performance required by any of the Loan Documents or extension or renewal of the Note, (ii) any sale, assignment or foreclosure of the Note, the Security Instrument or any of the other Loan Documents or any sale or transfer of the Property, (iii) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of ownership, management or control of Borrower, (iv) the accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents, (v) the release of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise, (vi) the release or substitution in whole or in part of any security for the Loan, (vii) Lender's failure to record the Security Instrument or to file any financing statement (or Lender's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan, (viii) the modification of the terms of any one or more of the Loan Documents, or (ix) the taking or failure to take any action of any type whatsoever.  No such action which Lender shall take or fail to take in connection with the Loan Documents or any collateral for the Loan, nor any course of dealing with Borrower or any other person or entity, shall limit, impair or release Guarantor’s obligations hereunder, affect this Agreement in any way or afford Guarantor any recourse against Lender.  Nothing contained in this Section shall be construed to require Lender to take or refrain from taking any action referred to herein.

(h)Successive Actions.  A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified or guaranteed by Guarantor under this Agreement.  Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time.  No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(i)[Intentionally Omitted].

(j)Reliance.  Lender would not consent to the assignment and assumption of the Loan without this Agreement.  Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, such consent shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(k)Waiver by Guarantor.  Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor or the collateral for the Loan by virtue of this Agreement or otherwise.

(l)Costs.  Wherever pursuant to this Agreement it is provided that Guarantor shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender.

(m)No Petition.  Guarantor hereby covenants and agrees that Guarantor will not at any time institute against Borrower, or join in any institution against Borrower of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law.

(n)Secondary Market.  Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market.  In connection with such sale, Lender may retain or assign responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.  All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

(o)Multiple Guarantors.  If one or more additional guaranty or indemnity agreements ("Other Guaranties") are executed by one or more additional guarantors ("Other Guarantors"), which guarantee, in whole or in part, any of the indebtedness or obligations evidenced by the Loan Documents, it is specifically agreed that Lender may enforce the provisions of this Agreement or of the Other Guaranties with respect to Guarantor and/or one or more of the Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Agreement or the Other Guaranties as to Guarantor or the Other Guarantors.  Guarantor hereby waives any requirement of joinder of all or any of the parties constituting the Other Guarantors in any suit or proceeding to enforce the provisions of this Agreement or of the Other Guaranties.

(p)No Waiver: Time of Essence.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.  This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence hereof.

(q)Notices.  Any notice, demand, statement, request or other communication to be sent by one party to the other hereunder or required by law shall be given to the applicable address set forth in the preamble to this Agreement,  and become effective in accordance with the notice provisions in the Security Instrument.

(r)Successors and Assigns.  This Agreement shall bind Guarantor and the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns.  Notwithstanding the foregoing, Guarantor shall not assign any of their rights or obligations under this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in Lender's sole discretion.  Guarantor hereby waives any acceptance of this Agreement by Lender, and this Agreement shall immediately be binding upon Guarantor.

(s)Severability.  If any provision under this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(t)Captions for Convenience.  The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(u)Decisions.  Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory or acceptable to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove or to accept or not accept, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(v)Construction of this Document.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been physically prepared by one of the parties, or such party's counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Agreement.

(w)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same instrument.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(x)Entire Agreement and Modification.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relating hereto and thereto which are not contained herein are terminated.  This Agreement may not be amended, revised, waived, discharged, released, terminated or otherwise changed except by a written instrument duly executed by Guarantor and Lender.  Any alleged amendment, revision, waiver, discharge, release, termination or other change which is not documented shall not be effective as to any party.

(y)Survival.  This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Loan Documents and the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Loan is paid or satisfied in full.

(z)Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of Texas applicable to contracts made and performed in such State (without regard to principles of conflict laws) and any applicable law of the United States of America.

(aa)Attorneys' Fees.  In connection with any action arising from or in connection with this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, incurred or paid before and at trial or any other proceeding which may be instituted, at any tribunal level, and whether or not suit or any other proceeding is instituted.

(bb)SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(i)GUARANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (1) SUBMITS TO PERSONAL JURISDICTION IN TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (2) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE PROPERTY IS LOCATED, (3) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (4) AGREES THAT HE WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM WITH RESPECT TO THIS AGREEMENT (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  GUARANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GUARANTOR AT THE ADDRESS FOR NOTICES SET FORTH IN THE PREAMBLE TO THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(ii)EACH OF GUARANTOR AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH ON BEHALF OF ITSELF AND ANY OF ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH IT, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHS AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR THE INDEBTEDNESS SECURED HEREBY.  EACH OF GUARANTOR AND LENDER HEREBY CERTIFIES THAT NONE OF THE REPRESENTATIVES, AGENTS OR ATTORNEYS OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  GUARANTOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER'S CONSENTING TO THE ASSIGNMENT AND ASSUMPTION OF THE LOAN REFERENCED HEREIN.

[END OF TEXT; SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the day and year first above written.

"GUARANTOR"

CONDOR HOSPITALITY TRUST, INC,
a Maryland corporation

By:  /s/ Corrine L. Scarpello
Corrine L. Scarpello
Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO INDEMNITY AND GUARANTY AGREEMENT]

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

LOT 21, NEW CITY BLOCK 134, DTSA SUBDIVISION, SITUATED IN THE CITY OF SAN ANTONIO, BEXAR COUNTY, TEXAS ACCORDING TO PLAT THEREOF RECORDED IN VOLUME 9533, PAGE 212, DEED AND PLAT RECORDS OF BEXAR COUNTY, TEXAS.